Exhibit 10.1

AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE

€9,000,000 original principal amount	Amendment and restatement dated as of March 5, 2010 to the Subordinated Note dated March 8, 2005, as amended by the First Amendment thereto dated as of June 25, 2008

Germantown, Maryland

FOR VALUE RECEIVED, the undersigned, OPTELECOM-NKF, INC. (f/k/a Optelecom, Inc.), a Delaware corporation (“Optelecom”) hereby unconditionally promises to pay to DRAKA HOLDING N.V., a public company with limited liability organized under the laws of The Netherlands, or its permitted assigns (the “Holder”), in cash, the principal amount described in Section 1 below, with interest on the unpaid principal balance at the rate and on the terms provided herein.

This amended and restated subordinated promissory note (this “Note”) amends and restates in its entirety the terms and obligations of Optelecom under that certain Subordinated Note dated March 8, 2005, as amended by the First Amendment thereto dated as of June 25, 2008, by Optelecom to the Holder (the “Original Note”).   Nothing contained in this Note shall be deemed to create or represent a novation or the issuance of new indebtedness or the exchange by the undersigned of the Original Note for a new promissory note.

1.                                       Agreement.  The Original Note was issued in connection with the Share Purchase Agreement (the “Agreement”), dated as of March 8, 2005, by and among Optelecom, the Holder, NKF Vastgoed B.V., a private company with limited liability organized in the Netherlands, and Optelecom-NKF, B.V. (f/k/a NKF Electronics, B.V.), a private company with limited liability organized in the Netherlands (“NKF Electronics”), and was the Subordinated Note to which reference was made in the Agreement.  The Holder is entitled to the benefits of (and subject to the obligations expressly contained in) this Note and may exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto.  The €9,000,000 original principal amount of this Note was reduced in accordance with the Agreement to €7,341,000, and will be (i) increased to €9,137,623 effective on the Original Maturity Date (as hereinafter defined) by the amount of unpaid interest under this Note that has accrued during the period from March 8, 2005 to the Original Maturity Date (which accrued and unpaid interest shall be treated for all purposes hereof as part of the principal amount of this Note, effective the Original Maturity Date) and (ii) decreased to €8,982,456 by the payment of the Taxable Portion Installment due on the Original Maturity Date (as described below).  Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Agreement.

2.                                       Interest Rate; Payment.

(a)                             The outstanding principal amount of this Note shall bear interest at a rate of (i) SIX PERCENT (6%) per annum from March 8, 2005 until March 8, 2010 (the

“Original Maturity Date”), and (ii) TEN PERCENT (10%) per annum from March 9, 2010 until the entire principal amount of, and any interest on, this Note shall be paid in full in cash.  Interest shall be calculated based on a 360-day year for the number of days elapsed.  An installment of interest equal to ONE HUNDRED FIFTY FIVE THOUSAND ONE HUNDRED SIXTY SEVEN Euro (€155,167) (corresponding to 30% of the interest accrued for the 12 months preceding the Original Maturity Date) (the “Taxable Portion Installment”) shall be due and payable in cash on the Original Maturity Date.

(b)                            The principal and interest under this Note shall be due and payable in the following manner, if not earlier paid:  (i) on or before June 8, 2010, Optelecom shall pay the Holder an installment of interest equal to the interest accrued and unpaid from March 9, 2010 through June 8, 2010 (the “First Interest Installment”); and (ii) on or before September 8, 2010, Optelecom shall pay the Holder an installment of interest equal to the interest accrued and unpaid from June 9, 2010 through September 8, 2010 (the “Second Interest Installment”); and (iii) on or before December 8, 2010, Optelecom shall pay the Holder an installment of interest equal to the interest accrued and unpaid from September 9, 2010 through December 8, 2010 (the “Third Interest Installment” and together with the First Interest Installment and the Second Interest Installment, the “Interest Installments”); and (iv) the principal amount outstanding under this Note, together with all accrued and unpaid interest thereon (the “Maturity Payment”), shall be due and payable in full on March 8, 2011 (the “Maturity Date”).  Each of the Interest Installments and the Maturity Payment shall be paid by wire transfer of immediately available funds to the Holder’s account listed on Schedule 1.3(a) to the Agreement (the “Bank Account”) or at such other bank as may be specified in writing from time to time not later than two (2) Business Days prior thereto by the Holder to Optelecom, without counterclaim or set off.  The term “Business Day” shall mean any day other than a Saturday, Sunday or other day in which banks located in the State of Maryland are authorized or required by law to close.

(c)                             Optelecom shall have the right, without premium or penalty, to prepay this Note in whole or in part at any time before the Maturity Date, together with accrued and unpaid interest and all other amounts payable hereunder.  Notwithstanding the foregoing, if at any of June 30, 2010, September 30, 2010 or December 31, 2010 (each, a “Quarter End”) Optelecom has cash in excess of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (the cash in excess of such  amount, the “Excess Cash”), as determined in accordance with generally accepted accounting principles in the United States, then not later than forty-five (45) days after such Quarter End, Optelecom shall pay such Excess Cash to the Holder as a prepayment under this Note (an “Excess Cash Prepayment”).  Partial prepayments, including any Excess Cash Prepayment, shall be applied first to accrued and unpaid interest through the date of such prepayment and then to reduce the principal balance of this Note.

(d)                            If Optelecom does not pay any amount under this Note (whether principal, interest or other amounts) on the date when due (and whether or not the failure to pay such amount constitutes an Event of Default under this Note by virtue of Sections 1(e) and 4(a), (b) or (c) hereof), the rate of interest on such amount shall increase to FOURTEEN PERCENT (14%) from the date such amount was due until paid in full in cash.

(e)                             Notwithstanding Section 4(a), (b) or (c) hereof, or any other provision of this Note, under no circumstances shall the failure to pay any amount under this

Note, including the Taxable Portion Installment, any of the Interest Installments or any Excess Cash Prepayment (but excluding any payment due under Section 9(d) hereof), prior to the Maturity Date be deemed to be an “Event of Default” under this Note.

3.                                       [Intentionally Deleted].

4.                                       Events of Default.  Any of the following shall constitute an “Event of Default” under this Note:

(a)                             Subject to Section 2(e) hereof, any failure to make any payment of any principal amount of this Note on the date such payment is scheduled to be paid hereunder;

(b)                            Subject to Section 2(e) hereof, any failure to make any payment of any installment of interest under this Note more than five (5) days after the date such installment is scheduled to be paid hereunder;

(c)                             Subject to Section 2(e) hereof, any failure to make any payment of any amount due under this Note (other than principal or interest) more than five (5) days after written notice of such failure is furnished to Optelecom;

(d)                            Optelecom shall fail to observe or perform any Covenant set forth in Section 8.1(a) or Section 8.2;

(e)                             Optelecom shall fail to observe or perform any Covenant (other than as described in Section 4(d)), which failure is not cured within thirty (30) days following written notice to Optelecom and the Banks of such failure;

(f)                               any petition in bankruptcy being filed by or against Optelecom or any Subsidiary thereof or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors being commenced by or against Optelecom or any Subsidiary thereof, either through reorganization, composition, extension or otherwise and which, in the case of any involuntary proceedings shall be acquiesced to by Optelecom or any Subsidiary thereof or shall continue for a period of ninety (90) days undismissed or unstayed;

(g)                            acceleration of the Senior Indebtedness (as defined in Section 6(a)) or the indebtedness permitted under Section 8.2(a)(ii); or

(h)                            any representation or warranty made by Optelecom in the Security Agreement (as defined in Section 7), or in any certificate or writing in connection with this Note or the Security Agreement, shall prove to have been incorrect in any material respect when made, and, if such default is susceptible of cure and does not involve a representation included in Section 4.01 of the Security Agreement or otherwise relating to the creation, perfection or priority of the Holder’s Security Interest (as defined in Section 7), such default is not cured within 30 days following written notice to Optelecom of such default; or

(i)                                Optelecom shall fail to observe or perform any of its covenants or agreements in Sections 3.01, 4.04, 4.05, 4.06 and 6.02 of the Security Agreement; or

(j)                                Optelecom shall fail to observe or perform any of its covenants or agreements in Sections 3.02, 4.07, 4.08, 5.02 and 5.03 of the Security Agreement and such failure shall continue for a period in excess of 30 days; or

(k)                             Optelecom shall fail to observe or perform any of its covenants or agreements in any Security Document (as defined in Section 7) (other than a failure described in paragraphs (a) though (j) of this Section 4), which failure is not cured within 30 days following written notice to Optelecom of such failure.

5.                                       Acceleration; Change in Control.

(a)                             Acceleration upon an Event of Default.  Upon an Event of Default, the Holder may, at its option, by notice in writing to Optelecom and the Banks, declare this Note to be, and the Note shall thereupon be, forthwith due and payable, together with accrued and unpaid interest thereon, provided, that upon the occurrence of an Event of Default under Section 4(f), this Note shall automatically be deemed to be due and payable, together with accrued and unpaid interest thereon, without any further action by the Holder and all amounts payable under this Note shall be immediately due and payable.

(b)                            Acceleration upon a Change in Control.  Upon a Change in Control (as defined herein) of Optelecom or any Subsidiary thereof (each, an “Optelecom Entity”), Holder may, at its option, by notice in writing to Optelecom and the Banks, declare this Note to be, and the Note shall thereupon be, forthwith due and payable, together with accrued and unpaid interest thereon.  For purposes of this Note, the term “Change in Control” means, with respect to any Optelecom Entity:

(A)                              A transaction or series of transactions in which any Person or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than an Optelecom Entity or a trustee or other fiduciary holding securities under an employee benefit plan of an Optelecom Entity or a corporation owned directly or indirectly by the stockholders of an Optelecom Entity in substantially the same proportions as their ownership of stock of such Optelecom Entity, becomes the beneficial owner (within the meaning of Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities representing 50% or more of the combined voting power of such Optelecom Entity’s then-outstanding securities entitled generally to vote for the election of directors;

(B)                                Such Optelecom Entity’s stockholders approve an agreement to merge or consolidate with another corporation (other than a wholly owned subsidiary of such Optelecom Entity); or

(C)                                Such Optelecom Entity’s stockholders approve an agreement (including, without limitation, an agreement of liquidation) to sell or otherwise dispose of a material portion of the assets or properties of such Optelecom Entity (including, without limitation, any shares or other equity interest in any Subsidiary of such Optelecom Entity), other than any disposition listed in clauses (i)-(vi) of Section 8.2(d).

6.                                       Senior Indebtedness.

(a)                             In this Note, the term “Senior Indebtedness” means a revolving credit facility or facilities to be provided by Presidential Financial Corporation or other unaffiliated working capital lender that (in either case) executes and delivers or otherwise become a party to the Intercreditor Agreement (as defined in Section 7 below) (together with any unaffiliated working capital lender that subsequently refinances or becomes a party to such revolving credit facility or facilities and assumes the obligations of Presidential Financial Corporation or such other working capital lender under the Intercreditor Agreement, the “Banks”) to Optelecom in an aggregate amount not to exceed SEVEN HUNDRED FIFTY THOUSAND Dollars ($750,000) (or the Euro currency equivalent of SEVEN HUNDRED FIFTY THOUSAND Dollars ($750,000)) at any one time outstanding and any debentures, notes or other evidence of indebtedness issued in exchange for such revolving credit facility or facilities, in all cases whether direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint or several, and including without limitation all interest, late fees, and collection costs associated with such revolving credit facility or facilities (the “Optelecom Revolver”).

(b)                            [Intentionally Deleted].

(c)                             [Intentionally Deleted].

(d)                            In the event of any bankruptcy proceeding, insolvency proceeding, receivership, liquidation, reorganization, dissolution or assignment for the benefit of creditors of Optelecom (each, a “Proceeding”), the Banks shall be entitled to receive payment in full in cash of all of the Senior Indebtedness of Optelecom before the Holder is entitled to receive any payment or other distribution on account of this Note.  In connection with any Proceeding, no payment to the Banks shall be deemed to have been made until such Bank actually has received the payment. Without limiting the generality of the preceding sentence, the Banks shall not be deemed to have received payment by virtue solely of the approval or implementation of a reorganization plan in bankruptcy or in any other Proceeding.

(e)                             If the Holder receives any payment or distribution on account of this Note before all of the Senior Indebtedness is paid in cash in full, and if such payment or distribution is not permitted under this Note, then such payment or distribution shall be received and held in trust by the Holder for the ratable benefit of the Banks and shall promptly be paid over, ratably, to the Banks (to the extent of any outstanding Senior Indebtedness).

(f)                               [Intentionally Deleted].

(g)                            Without the prior written consent of the Banks, the Holder and Optelecom shall not further amend, restate, modify, replace, or otherwise in any manner alter this Note (each, a “Note Modification”) if any such Note Modification has the effect of increasing the outstanding principal amount hereof or of modifying the provisions of this Section 6 in a manner that adversely affects the Banks.

(h)                            By the Holder’s acceptance of this Note, the Holder agrees that (i) the provisions of this Section 6, and other provisions of this Note that relate to the Senior Indebtedness and the Holder’s subordination of all amounts payable hereunder to the payment of the Senior Indebtedness, are for the benefit of the Banks, and, so long as any Senior Indebtedness remains unpaid, may not be rescinded or canceled in whole or in part without the prior written consent thereto of the Banks; (ii) the Banks may rely on this Section 6 and the other provisions of this Note that relate to the Senior Indebtedness and the Holder’s subordination of all amounts payable hereunder to the payment of the Senior Indebtedness; and (iii) the Banks shall be a third party beneficiary hereof and as such shall be entitled to enforce this Section 6.

7.                                       Security.

(a)                             This Note is secured by (i) that certain Deed of Pledge of Shares in Optelecom-NKF Holding B.V. (“ONH”) dated June 27, 2008 by and among Optelecom, the Holder and ONH (as amended, amended and restated, supplemented or otherwise modified, the “35% Pledge Agreement”) under which thirty-five percent (35%) of the issued share capital of ONH has been pledged to the Holder to secure Optelecom’s obligations hereunder, as more particularly described therein, (ii) that certain Deed of Pledge of an Additional 30% of the Shares in the Capital of Optelecom-NKF Holding B.V. dated the date hereof by and among Optelecom, the Holder and ONH (as amended, amended and restated, supplemented or otherwise modified, the “30% Pledge Agreement” and collectively with the 35% Pledge Agreement, the “Pledge Agreement”) under which an additional thirty percent (30%) of the issued share capital of ONH is being pledged to the Holder to secure Optelecom’s obligations hereunder, as more particularly described therein, and (iii) that certain Security Agreement dated as of March 5, 2010 (as amended, amended and restated, supplemented or otherwise modified, the “Security Agreement”; and together with the Pledge Agreement and any other agreement or instrument delivered by Optelecom in favor of the Holder as security for the obligations of Optelecom under this Note, collectively, the “Security Documents”), by Optelecom to the Holder under which Optelecom has granted a lien and security interest to the Holder (the “Holder’s Security Interest”) in all assets of Optelecom (excluding all shares and other equity interests in all direct and indirect Subsidiaries of Optelecom and all assets of all Subsidiaries of Optelecom).  The Holder hereby agrees to enter into an Intercreditor Agreement with the Banks and Optelecom (the “Intercreditor Agreement”) to subordinate the security interest granted to Holder under the Security Agreement to the lien and security interest to be granted to the Banks to secure the Senior Indebtedness (the “U.S. Lender’s Security Interest”), provided that the Intercreditor Agreement is in form and substance acceptable to the Holder, in its reasonable judgment.

(b)                            [Intentionally Deleted].

(c)                             [Intentionally Deleted].

8.                                       Covenants of Optelecom.

8.1                                 Affirmative Covenants.  Until this Note is paid in full in cash, Optelecom agrees and covenants as follows (the “Affirmative Covenants”):

(a)                             Notice of Defaults.  Optelecom shall promptly notify the Holder of (i) any default or any condition which, with notice or lapse of time, or both, would constitute an Event of Default, and (ii) any acceleration of all or any portion of the Senior Indebtedness.

(b)                            SEC Filings.  For so long as Optelecom is registered under the Exchange Act, Optelecom shall provide the Holder with copies of all statements, reports, schedules, forms, exhibits and other documents filed by Optelecom with the Securities and Exchange Commission (the “SEC”) or otherwise furnished to the stockholders of Optelecom after the date hereof (the “SEC Documents”) under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and/or the rules and regulations promulgated thereunder within twenty (20) days after such SEC Documents are filed with the SEC or furnished to stockholders, as the case may be.

(c)                             Financial Statements and Notices.  If Optelecom is no longer registered with the SEC under the Exchange Act, Optelecom shall provide the Holder with copies of the following materials:

(i)                                its unaudited quarterly and year-to-date financial statements (including a quarterly, year-to-date, and trailing twelve (12)-month (when applicable) balance sheet, profit and loss statement and cash flow statement) within forty-five (45) days from the end of each fiscal quarter;

(ii)                             its audited year-end balance sheet, profit and loss statement and cash flow statement within one hundred twenty (120) days of such accounting year-end, which shall be audited by an independent accounting firm in accordance with U.S. GAAP;

(iii)                          any notices furnished to stockholders of Optelecom; and

(iv)                         notice of an Material Adverse Change of any Optelecom Entity.

(d)                            Board Meetings.  Management of Optelecom shall provide the Holder with a verbal summary of actions taken by the Board of Directors or any committee of the Board of Directors of Optelecom (the “Board”) at any duly called and convened meeting of the Board (a “Board Meeting”) not later than five (5) days after such meeting and shall provide the Holder with a copy of written minutes of such Board Meeting not later than twenty (20) days after such Board Meeting. Optelecom will also provide Draka with a monthly status report no later than the 20th day of each month (beginning on April 20, 2010) that outlines the financial performance of Optelecom for the prior month (which status report shall include, without limitation, (i) the consolidated unaudited balance sheet and profit and loss statement of Optelecom and its Subsidiaries, and (ii) the separate unaudited consolidated balance sheets and profit and loss statements for the North American and for the European businesses of Optelecom and its Subsidiaries, in the case of both (i) and (ii) as of the end of, and for, such month).  The Holder acknowledges and agrees that any information and materials it receives pursuant to this Section 8.1(d) shall be deemed to be “Confidential Information” under that certain Non-

Disclosure Agreement dated October 29, 2009 between Optelecom and the Holder (the “NDA”) and shall be subject to the terms and conditions of the NDA.

8.2                                 Negative Covenants.  Until this Note is paid in full in cash, Optelecom covenants and agrees with the Holder not to do any of the following without the prior written consent of the Holder (the “Negative Covenants” and collectively with the Affirmative Covenants and the covenants under Section 8.3 hereof, the “Covenants”):

(a)                             Additional Indebtedness. Neither Optelecom nor any of its Subsidiaries shall incur any indebtedness for borrowed money, or guarantee the indebtedness or other obligations of any other person, other than the incurrence of Permitted Debt (as defined herein).  For purposes of this Note, the term “Permitted Debt” shall mean:

(i)                                the Senior Indebtedness of Optelecom;

(ii)                             indebtedness of Optelecom-NKF B.V. under a revolving credit facility or facilities provided to Optelecom-NKF B.V. by ABN AMRO (together with any other institution that assumes the obligations of ABN AMRO under such facility or facilities, the “Dutch Bank”) in an aggregate amount not to exceed TWO HUNDRED FIFTY THOUSAND Dollars ($250,000) (or the Euro currency equivalent of TWO HUNDRED FIFTY THOUSAND Dollars ($250,000)) and any debentures, notes or other evidence of indebtedness issued in exchange for such revolving credit facility or facilities;

(iii)                          any payables incurred by Optelecom or any Subsidiary thereof in the ordinary course of business (as historically conducted);

(iv)                         any unsecured indebtedness of Optelecom that is junior in right of payment to the obligations under this Note on terms no less favorable than those set forth on Exhibit A hereto; and

(v)                            any indebtedness of Optelecom or any Subsidiary thereof to the extent such indebtedness and the lien securing such indebtedness is permitted under Section 8.2(e)(iv)(G) hereof.

(b)                            Distributions.  Optelecom shall not make or cause to be made any distribution of cash or other property of Optelecom to any of its stockholders, whether such distribution would be characterized as a dividend or otherwise, or otherwise repurchase any shares of capital stock of Optelecom, other than repurchases of capital stock from employees pursuant to agreements providing for such repurchase as a result of termination of employment.

(c)                             Affiliate Transactions. Neither Optelecom nor its Subsidiaries shall purchase or sell any property or services, borrow or lend money or property from or to, or co-invest in any transaction with any of their respective Affiliates, except for inter-company loans between Optelecom and its direct and indirect wholly-owned Subsidiaries in the ordinary course of business (as historically conducted) and except for reasonable and customary employment compensation arrangements and except for transactions entered into or incurred on an arm’s-length basis on commercially reasonable terms.

(d)                            Disposition of Assets.  Neither Optelecom nor any of its Subsidiaries shall dispose of any assets, whether by sale, lease, transfer or other disposition (including any such disposition effected by way or merger or consolidation), other than (i) dispositions or transfers by and among Optelecom and/or its wholly-owned Subsidiaries in the ordinary course of business (as historically conducted), (ii) the disposition of the assets used in the Electro-Optics business of Optelecom, (iii) the licensing of patents, trademarks, copyrights and/or other intellectual property in the ordinary course of business (as historically conducted) and upon customary terms, (iv) dispositions of inventory and obsolete and surplus property in the ordinary course of business (as historically conducted), (v) the payment by Optelecom or any Subsidiary thereof, respectively, of any payables incurred by such entity in the ordinary course of business (as historically conducted), and (vi) if, upon consummation of such disposition, the proceeds are used to satisfy in full, in cash, all of the outstanding obligations under this Note.

(e)                                No Liens. Neither Optelecom nor any of its Subsidiaries shall create or suffer to exist any lien, security interest, encumbrance, pledge, hypothecation or assignment of any of its properties or assets, or any interest therein, other than:

(i)                                the Holder’s Security Interest;

(ii)                             liens and security interests on property and assets of Optelecom securing the Senior Indebtedness, provided that such properties and assets are also subject to a perfected security interest and lien in favor of the Holder securing the obligations of Optelecom under this Note (subject in priority as provided in Section 7 hereof and the Intercreditor Agreement);

(iii)                          liens and security interests on property and assets of Optelecom-NKF B.V. securing the indebtedness permitted under Section 8.2(a)(ii); and

(iv)                         (A) liens for taxes which are not delinquent or which are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Optelecom; (B) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (C) judgment liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Note or result in the sale or levy of, or execution on, any of the collateral under the Holder’s Security Interest or the share capital of ONH pledged under the Pledge Agreement; (D) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; (E) liens against cash deposits to secure the performance of tenders, statutory obligations, surety, customs bonds, bids, government contracts, performance bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (F) deposits made in the ordinary course of business to secure liability to insurance carriers; (G) a purchase money security interest, attaching at the time of acquisition, in equipment acquired after the date of this Note (provided, however, that (x) the indebtedness secured by any such security interest shall not exceed 100% of the cost of the equipment covered plus finance charges, fees, costs and expenses (including attorneys fees) of documentation, perfection, collection and enforcement, (y) each such security interest shall attach only to the equipment so acquired for the purchase money for that equipment, and (z) the outstanding liabilities secured by any such purchase money security interests does not exceed Five Hundred Thousand Dollars ($500,000) per annum); and (H) any other liens existing as of the date of this Note which are set forth on Schedule 8.2(e) attached hereto and made a part hereof.

8.3                                 Tax Covenants.  Optelecom agrees that it will (i) calculate, accrue and report for all United States federal income tax purposes all interest and original issue discount income (to the Holder) and expense (to Optelecom) with respect to this Note, taking into account the “Taxable Portion Installments” paid in Optelecom Common Stock in accordance with Section 3(b) of the Original Note for years prior to 2009 as if paid on date such shares are issued; (ii) not treat the Holder as the owner of any Optelecom Common Stock issued to the Holder in accordance with Section 3 of the Original Note for any United States federal income tax purpose unless and until the date such shares are issued; (iii) treat any interest under this Note (whether paid in cash or Optelecom Common Stock) as interest that is “portfolio interest” for purposes of Sections 871(h) and 881(c) of the Internal Revenue Code of 1986 as amended; (iv) treat any interest payable hereunder as eligible for exemption from United States federal income tax pursuant to Article 12 of the Convention Between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income; and (v) will perform any applicable reporting on United States Internal Revenue Service Forms 1042 and 1042-S with respect to payments hereunder, consistent with the foregoing.

8.4                                      [Intentionally Deleted]

9.                                       Miscellaneous.

(a)                             All payments of cash under this Note shall be made to the Holder by wire transfer to the Holder’s Bank Account as the Holder may from time to time direct.  No extension of time for payment of any amount owing hereunder shall otherwise affect the liability of Optelecom for payment of the indebtedness evidenced hereby.  No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right hereunder.

(b)                            A delay by the Holder in exercising a right or remedy with respect to this Note shall not constitute a waiver thereof; a waiver of a default, right or remedy shall not constitute a waiver of a subsequent default, right or remedy; and a single or partial exercise of a right or remedy shall not preclude another or further exercise thereof or the exercise of another right or remedy.

(c)                             Optelecom waives demand, presentment, protest and, except as expressly set forth herein, all other demands and notices of any kind, and no partial payment shall discharge Optelecom from liability hereon in whole or in part (except to the extent of such partial payments).

(d)                            Optelecom shall pay, promptly upon demand by the Holder, (i) the reasonable fees and expenses actually incurred by the Holder (including the reasonable fees and expenses of the Holder’s counsel) in connection with the negotiation and the execution and delivery of this amendment and restatement of the Original Note and all Security Documents, and (ii) all costs and expenses of collection, incurred in connection with enforcement of rights and remedies of the Holder hereunder and under the Security Documents, the protection or realization of any collateral under the Security Documents or in connection with the Holder’s collection efforts, or in connection with any bankruptcy or other judicial proceeding, whether or not suit on this Note or any foreclosure proceeding is filed.

(e)          Each of Optelecom and the Holder, by its acceptance hereof, agrees that:

(i)           all covenants and agreements by or on behalf of Optelecom, the Holder or the Banks that are contained in this Note shall bind and inure to the benefit of their respective successors and assigns;

(ii)          Optelecom may not assign all or any portion of its rights or obligations under this Note or any Security Documents; and

(iii)         the Holder may not assign all or any portion of its rights or obligations under this Note or any Security Document, unless, at the time of such assignment by the Holder, the Holder’s assignee shall have executed an agreement to be bound by the terms hereof and of the Intercreditor Agreement (such agreement to be in form reasonably satisfactory to the Banks).

(f)          Except as provided for herein, no waiver or modification of the terms of this Note shall be valid unless in writing signed by Optelecom and the Holder.

(g)          This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules regarding conflicts of laws, other than such principles directing application of the laws of the State of Delaware.

(h)         In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.  No provision of this Note shall be construed or shall operate to require Optelecom to pay interest in an amount or at a rate greater than the maximum rate allowed from time to time under applicable law.

(i)           Any legal action or proceeding with respect to this Note or for recognition and enforcement of any judgment in respect hereof brought by the Holder or its successors or assigns shall be brought and determined by either (i) a state court or federal court sitting in the State of Delaware, or (ii) an appropriate court sitting in Amsterdam, The Netherlands, and the Holder and Optelecom hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.  Each of the Holder and Optelecom hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counter claim or otherwise, in any action or proceeding with respect to this Note, (A) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (C) to the fullest extent permitted by applicable law, that (I) the suit, action or proceeding in any such court is brought in an inconvenient forum, (II) the venue of such suit, action or proceeding is improper and (III) this Note, or the subject matter hereof, may not be enforced in or by such courts.

(j)          IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

(k)         All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission against facsimile confirmation or mailed by an internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

If to Optelecom to:

Optelecom-NKF, Inc.

12920 Cloverleaf Center Drive

Germantown, Maryland  20874

Facsimile No.: (240) 912-3381

Attn:  President

with a copy (which shall not constitute notice) to:

Venable LLP

8010 Towers Crescent Drive, Suite 300

Vienna, Virginia  22182

Facsimile No.:  (703) 821-8949

Attn:  Thomas W. France, Esq.

If to the Holder to:

Draka Holding NV

De Boelelaan 7

P.O. Box 75979

1083 HJ Amsterdam

THE NETHERLANDS

Facsimile No.:  31 20 5689 895

Attn:  Jacoba Bremer

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts  02109

Facsimile No.:  (617) 338-2880

Attn:  Harry E. Ekblom, Jr.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9(k), be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9(k), be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 9(k),  be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9(k)).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

(l)           No right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

(m)        Upon receipt of evidence reasonably satisfactory to Optelecom of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to Optelecom from the Holder or, in the case of mutilation, upon surrender of the mutilated Note, Optelecom shall make and deliver a new Note of like tenor in lieu of this Note.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered by its authorized officer as of the date first written above.

OPTELECOM-NKF, INC. (f/k/a Optelecom, Inc.)

By	/s/ David B. Patterson
Name: David B. Patterson
Title: President & CEO

AGREED AND ACKNOWLEDGED:

DRAKA HOLDING N.V.

By	/s/ Frank Dorjee
Name: Frank Dorjee
Title: CEO

Exhibit A

Junior Debt Terms

Any and all indebtedness permitted under clause (iv) of Section 8.2(a) hereof (such indebtedness, including principal, interest and other amounts, “Junior Debt”) shall be expressly subordinate (in payment and in priority of security) to all indebtedness evidenced by this Note, including principal, interest and other amounts (collectively the “Senior Subordinated Debt”) pursuant to a subordination agreement entered into between the Holder, Optelecom and the holder(s) of such Junior Notes containing terms no less favorable to the Holder than the following:

1.             No payment of principal, interest or other amounts on such Junior Debt shall be made by Optelecom or its Subsidiaries, and the holder thereof shall not be entitled to receive any such payment, until such time as all Senior Subordinated Debt has been paid and satisfied in full in cash.

2.             In the event of any bankruptcy proceeding, insolvency proceeding, receivership, liquidation, reorganization, dissolution or assignment for the benefit of creditors of Optelecom (each, a “Proceeding”), the Holder shall be entitled to receive payment in full in cash of all Senior Subordinated Debt before any holder of such Junior Debt is entitled to receive any payment or other distribution on account thereof.  In connection with any Proceeding, no payment to the Holder shall be deemed to have been made until the Holder actually has received the payment.  Without limiting the generality of the preceding sentence, the Holder shall not be deemed to have received payment by virtue solely of the approval or implementation of a reorganization plan in bankruptcy or in any other Proceeding.

3.             If any holder of such Junior Debt receives any payment or distribution on account thereof before all Senior Subordinated Debt is paid in full in cash, then such payment or distribution shall be received and held in trust by such holder for the ratable benefit of the Holder and shall promptly be paid over to the Holder.

4.             No holder of any Junior Debt shall exercise any rights or remedies available to it under applicable law or under any note, instrument or agreement (including any agreement securing such Junior Debt) relating to such indebtedness for collection or enforcement of such note, instrument or agreement, and shall not commence or continue any action, suit or proceeding against Optelecom or its Subsidiaries, or their assets, or exercise any other remedies available to it at law or under such note, instrument or agreement, for collection or enforcement of such Junior Debt.  Notwithstanding the foregoing , any holder of such Junior Debt may take such actions as are necessary to preserve its claims against Optelecom or its Subsidiaries in respect of any amounts due under any note, instrument or agreement evidencing or securing such Junior Debt (including, without limitation, filing a proof of claim, furnishing notices of default, filing and prosecuting lawsuits with respect to non-payment obligations, filing but not otherwise prosecuting a law suit for the enforcement of payment obligations and other similar actions) if a default has occurred thereunder and is continuing and the holder of such Junior Debt has provided written notice to the Holder of such default.

5.             Each note, instrument, agreement or other document relating to such Junior Debt shall provide that the holder thereof, by accepting such note, instrument, agreement or document or the benefit thereof shall agree that (i) the provisions of such note, instrument, agreement or document relating to Senior Subordinated Debt and the subordination of any Junior Debt to the payment of the Senior Subordinated Debt, are for the benefit of the Holder, and, so long as any Senior Subordinated Debt remains unpaid, may not be rescinded or canceled in whole or in part without the prior written consent thereto of the Holder; (ii) the Holder may rely on the provisions of such note, instrument, agreement or document relating to Senior Subordinated Debt and the holder of the Junior Debt’s subordination of all amounts payable thereunder to the payment of all Senior Subordinated Debt; and (iii) the Holder shall be a third party beneficiary thereof and as such shall be entitled to enforce such provisions thereof.

Schedule 8.2(e)

1.             $255,025 letter of credit for the benefit of the landlord of the office space leased by Optelecom in Germantown, Maryland.